                                                                      EXHIBIT 21

               SUBSIDIARIES OF THE COMPANY, AS OF APRIL 30, 1998

                                                                                                          % OWNED
                                                                                    ORGANIZED UNDER    BY IMMEDIATE
                                   SUBSIDIARY                                           LAWS OF          PARENT(1)
---------------------------------------------------------------------------------   ----------------   -------------
American Axle & Manufacturing of Michigan, Inc...................................       Michigan

     American Axle & Manufacturing, Inc..........................................       Delaware            100

          American Axle & Manufacturing de Mexico, S.A. de C.V...................        Mexico          99.99(2)

          AAM Receivables Corp...................................................       Delaware            100

          American Axle International Sales, Ltd.................................     U.S. Virgin           100
                                                                                        Islands
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(1) All subsidiaries set forth herein are reported in the Company's financial statements through consolidations.

(2) Remaining shares owned by American Axle & Manufacturing of Michigan, Inc.